SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2002

OPTIMARK HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-30527 (Commission File Number)	22-3730995 (IRS Employer Identification No.)

10 Exchange Place, 24th Floor, Jersey City, New Jersey 07302
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (201) 536-7000

N/A
(Former name or former address, if changed since last report)

Item 5.  Other Events and Regulation FD Disclosure

             On May 7, 2002, OptiMark Innovations Inc. (“Innovations”) and The Ashton Technology Group, Inc. (“Ashton”) closed the transactions contemplated by the Securities Purchase Agreement by and between Ashton and Innovations, dated as of February 4, 2002 (as amended on March 6, 2002 and May 3, 2002, the “Securities Purchase Agreement”). Innovations is a subsidiary of OptiMark, Inc. (“OptiMark”) which, in turn, is a wholly-owned subsidiary of OptiMark Holdings, Inc. (“Holdings”).

             Pursuant to the terms of the Securities Purchase Agreement, Innovations purchased 608,707,567 shares of Ashton Common Stock, par value $.01 per share (the “Ashton Common Stock”), in exchange for approximately $7.3 million in cash and intellectual property and other non-cash assets of Innovations valued for the purposes of the transaction at $20 million.

             In addition, pursuant to the terms of the Securities Purchase Agreement, Innovations loaned approximately $2.3 million in cash to Ashton in exchange for a senior secured convertible note (the “Note”). The Note will mature over five years, will be convertible into shares of Ashton Common Stock at a rate of $.0515838 per share (subject to customary anti-dilution adjustments after the closing) and will accrue interest at a rate of 7.5% per annum. Currently, the Note is convertible into 52,870,757 shares of Ashton Common Stock. The Note is secured by a pledge and security agreement pursuant to which Innovations has received a blanket lien on Ashton’s assets, including, without limitation, the pledge of the equity interests of Ashton and Universal Trading Technologies Corporation, a Delaware corporation and majority-owned subsidiary of Ashton (“UTTC”), in each of ATG Trading LLC, wholly-owned subsidiary of Ashton (“ATG Trading”), Electronic Market Center, Inc., a majority-owned subsidiary of Ashton (“eMC”), Ashton Technology Canada, Inc., a majority-owned subsidiary of Ashton (“Ashton Canada”), Croix Securities, Inc., a wholly-owned subsidiary of UTTC (“Croix”), REB Securities Inc., a wholly-owned subsidiary of UTTC (“REB”); and NextExchange, Inc., a wholly-owned subsidiary of UTTC (“NextExchange”).

             Currently, Innovations owns approximately 80% of the fully-diluted outstanding shares of Ashton Common Stock calculated as of May 3, 2002 (the “Closing Date”). Fully-diluted shares include the outstanding shares of common stock and (i) shares of any series of capital stock of Ashton or its subsidiaries that vote together with Ashton’s common stock, (ii) any outstanding options issued to employees and third parties, and (iii) shares of common stock, or any securities described in clause (i) above, issuable pursuant to or upon conversion or exercise of all rights granted to any party (other than conversion of the Note). Assuming conversion of the Note, Innovations will own approximately an additional 7% of Ashton’s fully-diluted shares of Ashton Common Stock, calculated as of the Closing Date.

Financing

             Innovations obtained the cash financing necessary to purchase the Ashton Common Stock through a subscription for its common stock, par value $.01 per share

(the “Innovations Common Stock”), and a new class of preferred stock, par value $.01 per share, designated as “Series B Preferred Stock” (the “Innovations Series B Preferred Stock”) by a third party investor.

             On April 30, 2002, Draper Fisher Jurvetson ePlanet Ventures, L.P., Draper Fisher Jurvetson ePlanet Partners Fund, L.L.C. and Draper Fisher Jurvetson ePlanet Ventures GmbH & Co. KG (collectively, “Draper”) purchased 150 shares of the Innovations Common Stock for an aggregate cash purchase price of $375,000. On May 3, 2002, Draper purchased 963 shares of the Innovations Series B Preferred Stock for an aggregate cash purchase price of $9,630,000.

             In connection with the Series B Preferred Stock subscription, Innovations, Draper and Innovations’ other shareholders entered into an amended and restated Investors’ Rights Agreement (the “Innovations Rights Agreement”). Pursuant to the terms of the Innovations Rights Agreement, Draper received (i) preemptive rights to subscribe for future sales by Innovations of any shares of, or securities convertible into or exercisable for any shares of, any class of Innovations capital stock, (ii) registration rights and (iii) the right to designate two (2) directors to Innovations’ board of directors.

Intellectual Property

             The intellectual property and non-cash assets transferred to Ashton by Innovations as partial consideration to Innovations’ purchase of Ashton Common Stock consist of:

•	U.S. provisional patent application No. 60/323,940 entitled “Volume Weighted Average Price System and Method” filed on September 1, 2001 that relates to Volume Weighted Average Price, or VWAP, trading. The provisional patent application relates to processing orders for trading equity securities at the volume weighted average price (“VWAP”) and guaranteeing the price and quantity of trades to users who submit orders;
•	Trade secrets and know how relating to VWAP trading;
•	An assignment to Ashton of a license for technology for use in a system for VWAP trading;
•	An assignment to Ashton of all rights, duties and obligations under a bilateral nondisclosure agreement between the licensor of the technology described above and Innovations; and
•	Software developed to implement critical components of the VWAP trading system, including certain tools for testing, de-bugging and building source code.

Investors’ Rights Agreement

             As of the Closing Date, Ashton and Innovations entered into an Investors’ Rights Agreement (the “Rights Agreement”). Pursuant to the Rights Agreement, Innovations acquired certain rights, including but not limited to: (i) preemptive rights to subscribe for future sales by Ashton of Ashton Common Stock, (ii) registration rights and (iii) the right to designate a number of directors to Ashton’s board of directors proportionate to Innovations’ ownership of Ashton Common Stock. Currently, Innovations is entitled to designate four (4) of the directors that constitute Ashton’s board of directors. Ronald D. Fisher, Trevor B. Price and Robert J. Warshaw were chosen as three (3) of Innovations’ designees to Ashton’s board of directors and were appointed to serve on Ashton’s board of directors on May 8, 2002.

             In addition, so long as Innovations holds at least 20% of the Ashton Common Stock, Ashton has agreed that it will not take certain actions without Innovations’ prior approval, including the issuance of additional Ashton Common Stock (with certain exceptions), the repurchase or redemption of its securities, a merger, consolidation or sale of substantially all of its assets or engaging in any business other than the business it currently engages in. So long as Innovations has the right to appoint at least one director, certain actions by the board of directors of Ashton cannot be taken without the approval of at least one of the directors appointed by Innovations. Such actions include, making capital expenditures in excess of certain limits, acquisitions or sales of assets with a value in excess of $50,000 and repurchasing or redeeming Ashton’s securities.

Non-Competition Agreement

             Ashton, Innovations, OptiMark and Holdings executed a non-competition agreement as of the Closing Date. The parties currently do not compete. The Agreement precludes Innovations, OptiMark, Holdings or any entity that they control from competing on a worldwide basis with Ashton in offering VWAP trading systems or related services in U.S. and Canadian securities. The agreement has a five-year term from the date of its execution.

Intercreditor, Subordination and Standstill Agreement

             On the Closing Date, Ashton entered into a Securities Exchange Agreement (the “Securities Exchange Agreement”) with RGC International Investors, LDC, a Cayman Islands limited duration company (“RGC”) pursuant to which RGC exchanged its 9% secured convertible note in the original principal amount of approximately $5.1 million for a four-year, 7.5% non-convertible zero-coupon senior secured note in the principal amount of approximately $4.75 million (the “Exchange Note”) and a five-year warrant to purchase 9 million shares of Ashton Common Stock at an exercise price of $0.04305 per share, subject to customary antidilution adjustments. The Exchange Note is secured by a blanket, first priority lien on all assets of Ashton, including, without limitation, Ashton’s and UTTC’s equity interests in each of ATG Trading, eMC, Ashton Canada, Croix, REB and NextExchange.

             On the Closing Date and in connection with the closing of the transactions contemplated by the Securities Purchase Agreement and the Securities Exchange Agreement, Ashton, UTTC, RGC and Innovations entered into an Intercreditor, Subordination and Standstill Agreement memorializing the agreements of the parties as to the priority of payment and security with respect to the obligations arising under the

Note and the Exchange Note, respectively, and the rights and remedies of Innovations and RGC with respect to such obligations.

Indemnification Agreement

             OptiMark US Equities, Inc. (f/k/a OptiMark Technologies, Inc.), a wholly-owned subsidiary of Holdings (“Equities”), is a defendant in a litigation captioned Finova Capital Corporation v. OptiMark Technologies, Inc., OptiMark, Inc. and OptiMark Holdings, Inc., Docket No.: HUD-L-3884-01, Superior Court of New Jersey - Hudson County. Finova alleges, among other things, that Equities has effected fraudulent conveyances of certain assets of Holdings (the “Fraudulent Conveyance Claim”). On the Closing Date, Ashton and Equities entered into an Indemnification Agreement (the “Indemnification Agreement”). Pursuant to the Indemnification Agreement, in the event that Finova adds Ashton as a defendant in the litigation, Equities will indemnify Ashton from and against the entirety of any actions resulting from, arising out of, relating to, in the nature of, or caused by the Fraudulent Conveyance Claim.

Item 7.  Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits.

Exhibit No.	Description

2.1	Securities Purchase Agreement, dated as of February 4, 2002, by and between The Ashton Technology Group, Inc. and OptiMark Innovations Inc.(1)

2.2	Amendment No. 1 to Securities Purchase Agreement, dated as of March 6, 2002, by and between The Ashton Technology Group, Inc. and OptiMark Innovations Inc.

2.3	Amendment No. 2 to Securities Purchase Agreement, dated as of May 3, 2002, by and between The Ashton Technology Group, Inc. and OptiMark Innovations Inc.

4.1	Investors' Rights Agreement, dated as of May 3, 2002, by and between the Ashton Technology Group, Inc. and OptiMark Innovations Inc.

4.2	Investors' Rights Agreement, dated as of May 3, 2002, by and among OptiMark Innovations Inc., Draper Fisher Jurvetson ePlanet Ventures, L.P., Draper Fisher Jurvetson ePlanet Partners Fund, L.L.C. and Draper Fisher Jurvetson ePlanet Ventures GmbH & Co. KG, SOFTBANK Capital Partners LP, SOFTBANK Capital LP, and SOFTBANK Capital Advisors Fund LP.

4.3	Senior Secured Convertible Note of The Ashton Technology Group, Inc. in favor of OptiMark Innovations Inc., dated as of May 3, 2002.

4.4	Intercreditor, Subordination and Standstill Agreement, dated as of May 3, 2002, by and among RGC International Investors, LDC, OptiMark Innovations Inc., The Ashton Technology Group, Inc. and Universal Trading Technologies Corporation.

4.5	Non-Competition Agreement, dated as of May 3, 2002, by and among The Ashton Technology Group, Inc., OptiMark Innovations Inc., OptiMark, Inc. and OptiMark Holdings, Inc.

4.6	Indemnification Agreement, dated as of May 3, 2002, by and between The Ashton Technology Group, Inc. and OptiMark US Equities, Inc. (f/k/a OptiMark Technologies, Inc.).

(1)    Incorporated by reference to Exhibit 2.1 to Registrant's Current Report on Form 8-K dated February 4, 2002 (Commission File No. 000-30527).

SIGNATURES

             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPTIMARK HOLDINGS, INC.

By:	/s/ Neil G. Cohen
Name: Neil G. Cohen Title: Secretary

Date: May 23, 2002

Exhibit Index

Exhibit No.	Description

2.1	Securities Purchase Agreement, dated as of February 4, 2002, by and between The Ashton Technology Group, Inc. and OptiMark Innovations Inc.(1)

2.2	Amendment No. 1 to Securities Purchase Agreement, dated as of March 6, 2002, by and between The Ashton Technology Group, Inc. and OptiMark Innovations Inc.

2.3	Amendment No. 2 to Securities Purchase Agreement, dated as of May 3, 2002, by and between The Ashton Technology Group, Inc. and OptiMark Innovations Inc.

4.1	Investors' Rights Agreement, dated as of May 3, 2002, by and between the Ashton Technology Group, Inc. and OptiMark Innovations Inc.

4.2	Investors' Rights Agreement, dated as of May 3, 2002, by and among OptiMark Innovations Inc., Draper Fisher Jurvetson ePlanet Ventures, L.P., Draper Fisher Jurvetson ePlanet Partners Fund, L.L.C. and Draper Fisher Jurvetson ePlanet Ventures GmbH & Co. KG, SOFTBANK Capital Partners LP, SOFTBANK Capital LP, and SOFTBANK Capital Advisors Fund LP.

4.3	Senior Secured Convertible Note of The Ashton Technology Group, Inc. in favor of OptiMark Innovations Inc., dated as of May 3, 2002.

4.4	Intercreditor, Subordination and Standstill Agreement, dated as of May 3, 2002, by and among RGC International Investors, LDC, OptiMark Innovations Inc., The Ashton Technology Group, Inc. and Universal Trading Technologies Corporation.

4.5	Non-Competition Agreement, dated as of May 3, 2002, by and among The Ashton Technology Group, Inc., OptiMark Innovations Inc., OptiMark, Inc. and OptiMark Holdings, Inc.

4.6	Indemnification Agreement, dated as of May 3, 2002, by and between The Ashton Technology Group, Inc. and OptiMark US Equities, Inc. (f/k/a OptiMark Technologies, Inc.).

(1)    Incorporated by reference to Exhibit 2.1 to Registrant's Current Report on Form 8-K dated February 4, 2002 (Commission File No. 000-30527).